UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 19, 2008

FONIX CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	0-23862	22-2994719
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

387 South 520 West, Suite 110, Lindon, Utah	84042
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 553-6600

Item 5.03       Amendments to Articles of Incorporation or Bylaws
Item 8.01       Other Events

Amendment to Certificate of Incorporation – Reverse Stock Split

On December 19, 2008, Fonix Corporation (the “Company”) filed an amendment (the “Amendment”) to its Certificate of Incorporation, as amended to date, to provide for a reverse stock split (the “Reverse Split”) of the Company’s Class A common stock at a ratio of one new share for each 5,000 old shares, or one-for-5,000.  The Reverse Stock Split had previously been approved by the shareholders of the Company at the Company’s Annual Meeting on December 2, 2008.

The Amendment provided that the Reverse Stock Split would take effect on December 23, 2008.  However, due to scheduling issues between the Company’s transfer agent and FINRA, the effective date of the Reverse Stock Split was delayed.  The market effective date of the Reverse Stock Split will be as of the open of business on December 26, 2008.

Beginning December 26, 2008, Fonix's common stock will trade under the symbol FNXC.

Item 9.01.      Financial Statements and Exhibits

(a)	Financial Statements

None

(b)	Exhibits

3	Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONIX CORPORATION
(Registrant)

Date: December 24, 2008

	By:	/s/ Roger D. Dudley
Roger D. Dudley
President and Chief Executive Officer (Principal Executive Officer)